UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (561) 998-2440

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $.001	BMTM	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in its Current Report on Form 8-K filed with the Securities Exchange Commission on April 13, 2023 (the “Form 8-K”), Bright Mountain Media, Inc. (the “Company”) entered into a definitive asset purchase agreement, dated April 10, 2023, with Big Village Insights, Inc., a Delaware corporation f/k/a Engine International, Inc., Big Village Agency LLC, a Delaware limited liability company f/k/a Engine USA LLC, Big Village Group Inc., a Delaware corporation f/k/a Engine Group Inc., Deep Focus, Inc., a New York corporation, EMX Digital Inc., a Delaware corporation, Balihoo, Inc., a Delaware corporation, and Big Village Media LLC, a Delaware limited liability company f/k/a Engine Media LLC in the Bankruptcy Case (collectively, the “Sellers”) to acquire the assets of the Seller’s Agency Business and Insights Business (the “Acquisition”). On April 20, 2023, the Company completed the Acquisition for approximately $20 million, plus assumed liabilities, in an all-cash transaction.

Also, as previously disclosed in the Form 8-K, the Company entered into a commitment letter with Centre Lane Solutions Partners, LP (any designated lender(s) pursuant thereto, collectively, the “CLP Lenders”), pursuant to which CLP Lenders would provide financing in the form of a senior secured credit facility for the Acquisition. On April 20, 2023, the Company and its subsidiaries CL Media Holdings LLC, Bright Mountain LLC, MediaHouse, Inc., Big-Village Agency LLC, and BV Insights LLC, entered into the Seventeenth Amendment to Amended and Restated Senior Secured Credit Agreement (the “Agreement”). The Company and its subsidiaries are parties to a credit agreement between itself, the lenders party thereto and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent dated June 5, 2020, as amended (the “Credit Agreement”). The Credit Agreement was amended, as provided in the Agreement, to provide for an additional term loan amount of $26,315,789.47 to, among other things, finance the Acquisition. This term loan matures on April 20, 2026.

The terms and conditions of this Agreement and Annex A to the Credit Agreement are qualified in its entirety by reference to the amendment, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business to be acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1	Seventeenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated April 20, 2023.
10.2	Annex A to the Credit Agreement dated April 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023	BRIGHT MOUNTAIN MEDIA, INC.

	By:	/s/ Matt Drinkwater
Matt Drinkwater
Chief Executive Officer